Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Brooklyn Federal Bancorp, Inc.

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated December 29, 2006, relating to the consolidated financial statements of Brooklyn Federal Bancorp, Inc. appearing in the September 30, 2006 Annual Report on Form 10-K of Brooklyn Federal Bancorp, Inc.

 /s/  Beard Miller Company LLP

Beard Miller Company LLP
Pine Brook, New Jersey
July 3, 2007